Exhibit (j)(2)
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2012, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., as Exhibit (k)(2) to Post-Effective Amendment No. 180 for Janus Investment Fund (1933 Act File No. 002-34393) filed on November 13, 2012.
/s/ Deloitte & Touche LLP
New York, NY
January 24, 2013